EXHIBIT 99.1

         Pactiv Sales Rise 9 Percent on Strong Volume Growth;
                  Reports Significant Free Cash Flow

    LAKE FOREST, Ill.--(BUSINESS WIRE)--Oct. 20, 2004--For the quarter ended September 30, Pactiv Corporation (NYSE:PTV) today announced a 9-percent sales increase to $865 million from $793 million primarily based on strong volume growth. Earnings per share were $0.37 compared with $0.16 last year. Excluding a $0.01 per share "restructuring and other" (restructuring) charge related to the Company's restructuring program announced March 15, as well as $0.22 per share related to a litigation settlement in the third quarter of 2003, earnings per share of $0.38 were even with last year. Excluding these items and non-cash pension income, earnings per share rose 3 percent. Net income was $56 million compared with $26 million last year. Excluding the impact of the restructuring and litigation items, net income was $57 million compared with $61 million in 2003.

    "Our businesses remain healthy, as demonstrated by the broad-based sales growth and significant free cash flow generation we experienced in the quarter. Our performance reflects continued volume strength, as well as the impact of pricing actions and productivity gains that partially offset substantially higher raw material costs," said Richard L. Wambold, Pactiv's chairman and chief executive officer.

    Free cash flow (cash from operating activities less capital expenditures) grew significantly to $114 million compared with $90 million last year primarily because of improved operating working capital management. At the end of the quarter, the annualized return on capital employed reached 12.0 percent compared with 11.3 percent last year. In the quarter the Company repurchased 2.5 million shares of its stock. Year to date the Company has repurchased 10.1 million shares at an average price of $22.71.

    Gross margin was 27.2 percent compared with 30.6 percent last year due to the impact of higher raw material costs, partially offset by pricing improvement. Operating margin excluding the restructuring and litigation charges was 13.4 percent compared with 15.4 percent last year.

    For the nine-month period, sales of $2.50 billion increased 8 percent from $2.32 billion. Net income was $108 million, or $0.70 per share, compared with $129 million, or $0.80 per share, last year. Excluding the impact of the 2004 restructuring charges and the 2003 litigation settlement, year-to-date 2004 net income was $162 million, or $1.05 per share, compared with $164 million, or $1.02 per share, in 2003. Excluding these items and non-cash pension income, earnings per share rose 7 percent. Nine-month free cash flow was $246 million, up 27 percent compared with $194 million in 2003.

    Business Segment Results

    Hefty(R) Consumer Products

    Third quarter sales of $238 million increased 6 percent from $224 million last year, reflecting sound volume growth. The Company experienced volume increases in all product lines, led by gains in tableware and waste bags. Rollout of Hefty(R) Ultra Flex(TM), the Company's new strong and stretchable waste bag, is on track, and advertising and promotion support will begin in November. In the quarter, Hefty(R) Consumer Products also introduced extensions to its Hefty(R) Zoo Pals(R) line of plates with new bowls and utensils.

    Operating income of $44 million decreased 8 percent compared with $48 million last year. Operating margin was 18.5 percent compared with
21.4 percent last year primarily due to higher energy-related costs. A price increase on tableware products to lessen the impact of higher resin costs will be effective in the fourth quarter, and additional pricing actions in this segment are being considered for 2005.

    For the nine-month period, sales of $675 million rose 5 percent from $645 million. Operating income before the restructuring charge was $133 million, a decline of 4 percent from $138 million last year. On the same basis, operating margin was 19.7 percent compared with
21.4 percent.

    Foodservice/Food Packaging

    Third quarter sales of $386 million rose 10 percent from $351 million last year driven by strong volume and pricing gains. The sales growth was led by increases in foodservice foam, agricultural products, home meal replacement items, and processor trays. Operating income before the restructuring charge was $46 million, a decline of 13 percent compared with $53 million last year due to higher energy-related costs. On the same basis, operating margin was 11.9 percent compared with 15.1 percent last year.

    For the nine-month period, sales of $1.12 billion rose 10 percent from $1.02 billion. Operating profit of $131 million before restructuring charges decreased 3 percent from $135 million. On the same basis, operating margin was 11.7 percent compared with 13.3 percent in 2003.

    This segment has been successful in raising prices throughout 2004 and expects to raise prices in the fourth quarter to offset the unprecedented increases in raw material costs.

    Protective and Flexible Packaging

    Third quarter sales for the Protective and Flexible Packaging segment of $241 million increased 11 percent compared with $218 million last year driven by volume and price increases in North America, volume growth in Europe, and favorable foreign exchange. Demand was broad-based, including strong growth in inflatables, air cushioning, polyethylene foam, and micro-foam products.

    Operating income grew substantially to $23 million compared with $15 million last year. Operating margin was 9.5 percent compared with
6.9 percent last year. The profit improvement reflects the impact of restructuring initiatives, as well as volume and pricing gains.

    For the nine months, sales rose 7 percent to $707 million from $658 million. Excluding restructuring charges, operating profit of $56 million rose 33 percent versus $42 million last year. On the same basis, operating margin was 7.9 percent compared with 6.4 percent.

    Outlook

    The Company reiterates its 2004 outlook for earnings per share excluding restructuring charges in a range of $1.40 to $1.45. At this point, with high oil prices and the potential cost pass through from resin suppliers, as well as additional promotional spending to support the launch of Hefty(R) Ultra Flex(TM), the Company is most comfortable with the low end of the range. The Company is increasing its estimate for 2004 free cash flow to a range of $265 million to $275 million from a range of $230 million to $240 million primarily due to better operating working capital management.

    Other

    This press release includes certain non-GAAP financial measures. A reconciliation of the non-GAAP financial measures to GAAP is shown in the "Consolidated Statement of Income", as well as the attached "Regulation G GAAP Reconciliation" or in the attached "Operating Results by Segment". The "Operating Results by Segment" also details the impact on sales of acquisitions and foreign exchange.

    Cautionary Statements

    This press release includes certain "forward-looking statements" such as those in the Outlook section as well as "additional pricing actions in this segment are being considered for 2005", and "expects to raise prices in the fourth quarter". These statements are based on management's current reasonable and good faith expectations. A variety of factors may cause actual results to differ materially from these expectations including a slowdown in economic growth, changes in the competitive market, increased cost of raw materials, and changes in the regulatory environment.

    More detailed information about these and other factors is contained in the Company's Annual Report on Form 10-K at page 56 filed with the Securities and Exchange Commission as revised and updated by Forms 10-Q and 8-K as filed with the Commission.

    Company Information

    Pactiv Corporation, a $3.1 billion company, is a leading provider of advanced packaging solutions for the consumer, foodservice/food packaging and protective/flexible packaging markets. The specialty packaging leader currently operates 79 facilities in 14 countries around the world. For more information about Pactiv, visit the company's web site at www.pactiv.com.


                          Pactiv Corporation
                   Consolidated Statement of Income


(In millions, except per-share data)

                                        Three months    Nine months
                                           ended           ended
                                        September 30,   September 30,
                                       --------------- ---------------
                                         2004    2003    2004    2003
                                       ------- ------- ------- -------


Sales                                    $865    $793  $2,498  $2,320

Costs and expenses
Cost of sales (excluding depreciation
and amortization)                         630     550   1,793   1,629
Depreciation and amortization              42      41     127     122
Selling, general, and administrative       77      80     243     233
Other (income) expense                      -       -       3      (1)
                                       ------- ------- ------- -------
Operating income before restructuring
  and other                               116     122     332     337
Restructuring and other                     2       -      86       -
                                       ------- ------- ------- -------

Operating income                          114     122     246     337


Tenneco Packaging litigation settlement
 and other                                  -      56       -      56
Interest expense, net                      25      23      75      71
Income tax expense                         33      17      63      80
Minority interest                           -       -       -       1
                                       ------- ------- ------- -------

Net income                                $56     $26    $108    $129
                                       ======= ======= ======= =======

Average common shares outstanding
 (diluted)                              151.7   159.2   154.6   160.3

Diluted earnings per share
  Before restructuring and other        $0.38   $0.16   $1.05   $0.80
  Restructuring and other               (0.01)      -   (0.35)      -
                                       ------- ------- ------- -------
Net                                     $0.37   $0.16   $0.70   $0.80
                                       ======= ======= ======= =======


Gross margin (before deprec. & amort.)   27.2%   30.6%   28.2%   29.8%
Operating margin
  Excluding restructuring and other      13.4%   15.4%   13.3%   14.5%
  Restructuring & other                  -0.2%    0.0%   -3.5%    0.0%
  Including restructuring and other      13.2%   15.4%    9.8%   14.5%


                          Pactiv Corporation
             Consolidated Statement of Financial Position



(In millions)

                                September 30, 2004  December 31, 2003
                                ------------------ -------------------

Assets
Current assets
   Cash and temporary cash
    investments                              $181                $140
   Accounts and notes receivable              404                 374
   Inventories                                415                 399
   Other                                       61                  69
                                ------------------ -------------------
   Total current assets                     1,061                 982
                                ------------------ -------------------
Property, plant, and equipment,
 net                                        1,434               1,522
                                ------------------ -------------------
Other assets
   Goodwill                                   646                 643
   Intangible assets, net                     287                 298
   Pension assets, net                        208                 195
   Other                                       66                  66
                                ------------------ -------------------
   Total other assets                       1,207               1,202
                                ------------------ -------------------


   Total assets                            $3,702              $3,706
                                ================== ===================

Liabilities and shareholders'
 equity
Current liabilities
   Short-term debt, including
    current maturities of
    long-term debt                             $5                  $5
   Accounts payable                           244                 198
   Other                                      318                 271
                                ------------------ -------------------
   Total current liabilities                  567                 474
                                ------------------ -------------------
Long-term debt                              1,336               1,336
Pension and postretirement
 benefits                                     547                 576
Other liabilities                             277                 251
Minority interest                               9                   8
Shareholders' equity                          966               1,061
                                ------------------ -------------------

   Total liabilities and
    shareholders' equity                   $3,702              $3,706
                                ================== ===================


                          Pactiv Corporation
                 Consolidated Statement of Cash Flows



(In millions)

Nine months ended September 30,                       2004      2003
                                                   --------- ---------

Operating activities
Net income                                             $108      $129
Adjustments to reconcile net income to cash
 provided by operating activities
     Depreciation and amortization                      127       122
     Deferred income taxes                               29        43
     Restructuring and other                             40         -
     Noncash pension income, net                        (37)      (45)
     Working capital                                     44        19
     Other                                                2         7
                                                   --------- ---------
Cash provided by operating activities                   313       275
                                                   --------- ---------

Investing activities
Expenditures for property, plant, and equipment         (67)      (81)
Acquisitions of businesses and assets                     -       (22)
Other                                                     1         -
                                                   --------- ---------
Cash used by investing activities                       (66)     (103)
                                                   --------- ---------

Financing activities
Issuance of common stock                                 24        12
Purchase of common stock                               (230)      (59)
Retirement of long-term debt                              -       (67)
Net increase (decrease) in short-term debt,
 excluding current maturities of long-term debt           -        (1)
                                                   --------- ---------
Cash used by financing activities                      (206)     (115)
                                                   --------- ---------
Effect of foreign-currency exchange rate changes
 on cash and temporary cash investments                   -         2
                                                   --------- ---------
Increase (decrease) in cash and temporary cash
 investments                                             41        59
Cash and temporary cash investments, January 1          140       127
                                                   --------- ---------
Cash and temporary cash investments, September 30      $181      $186
                                                   ========= =========


                          Pactiv Corporation
                     Operating Results by Segment

(In millions)
                             Foodservice/ Protective
                                Food      & Flexible
                   Consumer   Packaging   Packaging    Other    Total
                  ---------- ------------ ---------- -------- --------
Three months ended
September 30, 2004
-------------------
Sales                  $238         $386       $241       $-     $865
Acquisitions (a)          -          (20)         -        -      (20)
                  ---------- ------------ ---------- -------- --------
Adjusted sales (c)      238          366        241        -      845
                  ---------- ------------ ---------- -------- --------

Operating income
 before
 restructuring
 & other                $44          $46        $23       $3     $116
Restructuring &
 other                    -            1          -        1        2
                  ---------- ------------ ---------- -------- --------
Operating income         44           45         23        2      114
                  ---------- ------------ ---------- -------- --------

Operating margin
  Excluding
   restructuring
   and other           18.5%        11.9%       9.5%      NA     13.4%
  Restructuring
   & other              0.0%        -0.2%       0.0%      NA     -0.2%
  Including
   restructuring
   and other           18.5%        11.7%       9.5%      NA     13.2%

Three months ended
September 30, 2003
------------------
Sales                  $224         $351       $218       $-     $793
Foreign exchange (b)      -           (1)        11        -       10
                  ---------- ------------ ---------- -------- --------
Adjusted sales (c)      224          350        229        -      803
                  ---------- ------------ ---------- -------- --------

Operating income         48           53         15        6      122
                  ---------- ------------ ---------- -------- --------

Operating margin       21.4%        15.1%       6.9%      NA     15.4%

Nine months ended
September 30, 2004
------------------
Sales                  $675       $1,116       $707       $-   $2,498
Acquisitions (a)          -          (55)         -        -      (55)
                  ---------- ------------ ---------- -------- --------
Adjusted sales (c)      675        1,061        707        -    2,443
                  ---------- ------------ ---------- -------- --------

Operating income
 before
  restructuring &
   other               $133         $131        $56      $12     $332
Restructuring &
 other                    4           27         53        2       86
                  ---------- ------------ ---------- -------- --------
Operating income        129          104          3       10      246
                  ---------- ------------ ---------- -------- --------

Operating margin
  Excluding
   restructuring
   and other           19.7%        11.7%       7.9%      NA     13.3%
  Restructuring &
   other               -0.6%        -2.4%      -7.5%      NA     -3.5%
  Including
   restructuring
   and other           19.1%         9.3%       0.4%      NA      9.8%

Nine months ended
September 30, 2003
------------------
Sales                  $645       $1,017       $658       $-   $2,320
Foreign exchange (b)      -           (1)        41        -       40
                  ---------- ------------ ---------- -------- --------
Adjusted sales (c)      645        1,016        699        -    2,360
                  ---------- ------------ ---------- -------- --------

Operating income        138          135         42       22      337
                  ---------- ------------ ---------- -------- --------

Operating margin       21.4%        13.3%       6.4%      NA     14.5%

(a) Adjustment to current year sales for incremental sales from acquisitions.
(b) Adjustment of prior year sales to current year foreign exchange rates.
(c) Sales adjusted for acquisitions and foreign exchange.


                          Pactiv Corporation
                   Regulation G GAAP Reconciliation
                  Net Income and Earnings per Share

(Dollars in millions, except per-share amounts)

                                     Three months       Nine months
                                         ended             ended
                                     September 30,     September 30,
                                   ----------------- -----------------
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------
Net income - US GAAP basis (a)         $56      $26     $108     $129

Excluding:
Tenneco Packaging litigation
 settlement and other                    -       35        -       35
Restructuring and other charges          1        -       54        -
                                   -------- -------- -------- --------
Net income - US GAAP basis
 excluding restructuring and other
 charges and Tenneco Packaging
 litigation settlement and other        57       61      162      164

Excluding:
Pension income                          (8)     (10)     (23)     (29)

                                   -------- -------- -------- --------
Net income excluding restructuring
 and other charges, Tenneco
 Packaging litigation settlement
 and other, and pension income         $49      $51     $139     $135
                                   ======== ======== ======== ========

Average common shares outstanding
 (diluted)                           151.7    159.2    154.6    160.3

Diluted earnings per share
Net - US GAAP basis (a)              $0.37    $0.16    $0.70    $0.80

Excluding:
Tenneco Packaging litigation
 settlement and other                    -     0.22        -     0.22
Restructuring and other charges       0.01        -     0.35        -
                                   -------- -------- -------- --------

Net - US GAAP basis excluding
 restructuring and other charges
 and Tenneco Packaging litigation
 settlement and other                 0.38     0.38     1.05     1.02

Excluding:
Pension income                       (0.05)   (0.06)   (0.15)   (0.18)
                                   -------- -------- -------- --------

Net - US GAAP basis excluding
 restructuring and other charges,
 Tenneco Packaging litigaton
 settlement and other, and pension
 income                              $0.33    $0.32    $0.90    $0.84
                                   ======== ======== ======== ========

Percent change - 2004 vs. 2003           3%                7%

(a) In accordance with generally accepted accounting principles (US
    GAAP), reported net income and earnings per share include the after- tax impacts of 2004 restructuring and other charges, 2003 Tenneco Packaging litigation settlement and other, and pension income. The company's management believes that by adjusting reported net income and diluted earnings per share to exclude the effects of these items, the resulting metrics reflect the company's operating performance. The company's management uses these metrics to evaluate operating performance, to value various business units, and, along with other factors, in determining management compensation.


                   Regulation G GAAP Reconciliation
                            Free Cash Flow

                                     Three months       Nine months
                                        ended              ended
                                     September 30,     September 30,
                                   ----------------- -----------------
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------
Cash flow provided by operating
 activities - US GAAP basis           $144     $120     $313     $275
 Less: capital expenditures            (30)     (30)     (67)     (81)
                                   -------- -------- -------- --------

 Free cash flow (b)                   $114      $90     $246     $194
                                   ======== ======== ======== ========

(b) Free cash flow is defined as cash flow provided by operating activities less capital expenditures. Both of these amounts are calculated in accordance with US GAAP. The company's management believes free cash flow, as defined, is a useful measure of the company's liquidity. The company's management uses free cash flow as a measure of cash available to fund required or early debt retirement, incremental investments, or financing activities, such as, but not limited to, acquisitions and share repurchases.


                          Pactiv Corporation
                   Regulation G GAAP Reconciliation
                  Average Return on Capital Employed
                          Dollars in millions

 Last 12 months ended                 9/30/2004  9/30/2003  9/30/2002
                                      ---------  ---------  ---------

 Operating income                          $375       $460
 Restructuring & other                       86          -
 Other (income) expense                       4          -
 Pension income                             (56)       (73)
                                     ----------------------
 Pretax NOPAT                               409        387
 Long-term cash tax rate                   30.0%      30.0%
 Taxes                                      123        116
                                     ----------------------
   NOPAT                                   $286       $271
                                     ----------------------

 Short-term debt                             $5         $4         $5
 Long-term debt                           1,336      1,168      1,204
 Minority interest                            9          8          8
 Shareholders' equity                       966      1,021        864
 Pension assets                            (208)      (184)      (162)
 Pension and other postretirement
  benefit liabilities                       547        551        575
 Deferred tax on net pension
  assets/liabilities (@ 38%)               (129)      (139)      (157)
 Cash                                      (181)      (186)      (133)
 Synthetic lease adjustment                   -        169        169
                                     ---------------------------------
   Net capital employed                  $2,345     $2,412     $2,373
                                     ---------------------------------

Average return on capital employed (a)    12.0%      11.3%

(a) Return on capital employed (ROCE) is defined as net operating profit after taxes (NOPAT) divided by the average capital employed in the business. The numerator is a measure of the company's profitability and is derived from operating income calculated in accordance with US GAAP. Likewise, the denominator is derived from the sum of the company's total debt, minority interest, and shareholders' equity, all of which have been calculated in accordance with US GAAP. The company's management believes that ROCE, as defined, is a useful measure of the company's effectiveness in managing operating assets and increasing shareholder value. The company's management uses ROCE to evaluate performance and, along with other factors, in determining management compensation.


                          Pactiv Corporation
                   Regulation G GAAP Reconciliation
                           Outlook for 2004

                            Three months ended    Twelve months ended
                            December 31, 2004      December 31, 2004
                           --------------------- ---------------------
Diluted earnings per share    Low        High       Low        High
                            estimate   estimate   estimate   estimate
                           ---------- ---------- ---------- ----------
Net - US GAAP basis (a)        $0.31      $0.36      $1.01      $1.06
Adjustments to exclude
 restructuring
and other charges               0.04       0.04       0.39       0.39
                           ---------- ---------- ---------- ----------

Net - US GAAP basis
 excluding restructuring
 and other charges             $0.35      $0.40      $1.40      $1.45
                           ========== ========== ========== ==========


                             Twelve months ended
                              December 31, 2004
                            ---------------------
Free cash flow (in millions)   Low        High
                             estimate   estimate
                            ---------- ----------
Cash flow provided by
 operating activities - US
 GAAP basis                      $365       $375
Less: capital expenditures       (100)      (100)
                            ---------- ----------

Free cash flow (b)               $265       $275
                            ========== ==========


(a) In accordance with generally accepted accounting principles (US
    GAAP), reported earnings per share include the after-tax effects of restructuring and other charges. The company's management believes that by adjusting reported earnings per share to exclude the effects of these items, the resulting metric reflects the company's operating performance. The company's management uses this metric to evaluate operating performance, to value various business units, and, along with other factors, in determining management compensation.

(b) Free cash flow is defined as cash flow provided by operating activities less capital expenditures. Both of these amounts are calculated in accordance with US GAAP. The company's management believes free cash flow, as defined, is a useful measure of the company's liquidity. The company's management uses free cash flow as a measure of cash available to fund required or early debt retirement, incremental investments, or financing activities, such as, but not limited to, acquisitions and share repurchases.

    CONTACT: Pactiv Corporation
             Christine Hanneman (Investor Relations), 847-482-2429 channeman@pactiv.com or
             Lisa Foss (Media Relations), 847-482-2704 lfoss@pactiv.com